Exhibit 99.1
Cascade Sciences, LLC
Financial Statements
December 31, 2020 and 2019

Cascade Sciences, LLC
Table of Contents
December 31, 2020 and 2019

Independent Auditors' Report
To the Members and Board of Managers of
Cascade Sciences, LLC
Opinion
We have audited the financial statements of Cascade Sciences, LLC (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, members' equity and cash flows for the years then ended, and the related notes to the financial statements.
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (GAAP).
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 9 to the financial statements, on October 1, 2021, in exchange for certain consideration, the Company was acquired by an acquiring company. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with GAAP, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.
Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.
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Auditors' Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Baker Tilly US, LLP

Southfield, Michigan
December 8, 2021
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Cascade Sciences, LLC
Balance Sheets
December 31, 2020 and 2019
(In thousands)

	2020	2019
Assets
Current Assets
Cash and cash equivalents	$2,459	$1,441
Accounts receivable, net of allowance for doubtful accounts	401	1,319
Inventory	2,601	3,419
Prepaid expenses and other receivables	662	91
Total current assets	6,123	6,270
Property and Equipment, Net	104	51
Capitalized Website Costs, Net	7	14
Operating Lease Right-of-Use Assets	706	—
Total assets	$6,940	$6,335
Liabilities and Members' Equity
Current Liabilities
Current portion of lease liabilities	$231	$—
Accounts payable, trade	377	302
Accounts payable, related parties	202	503
Accrued expenses and other current liabilities	124	128
Deferred revenue	879	1,101
Total current liabilities	1,813	2,034
Long-Term Liabilities
Operating lease liabilities	483	—
Total liabilities	2,296	2,034
Members' Equity	4,644	4,301
Total liabilities and members' equity	$6,940	$6,335

See notes to financial statements
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Cascade Sciences, LLC
Statements of Income
Years Ended December 31, 2020 and 2019
(In thousands)

	2020	2019
Net Sales	$14,650	$24,757
Cost of Goods Sold	10,296	17,455
Gross profit	4,354	7,302
Operating Expenses
General and administrative expenses	3,366	3,248
Research and development	148	78
Total operating expenses	3,514	3,326
Operating income	840	3,976
Other Income (Expense), Net
Gain on debt extinguishment	388	—
Interest income (expense), net	9	17
Other income, net	397	17
Net income	$1,237	$3,993
See notes to financial statements
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Cascade Sciences, LLC
Statements of Members' Equity
Years Ended December 31, 2020 and 2019
(In thousands)

	Contributed Capital (Preferred)	Contributed Capital (Common)	Retained Earnings	Total Members' Equity
Balances, January 1, 2019	$1,500	$298	$—	$1,798
2019 net income	—	—	3,993	3,993
Distributions	—	—	(1,490)	(1,490)
Balances, December 31, 2019	1,500	298	2,503	4,301
2020 net income	—	—	1,237	1,237
Distributions	—	—	(894)	(894)
Balances, December 31, 2020	$1,500	$298	$2,846	$4,644
See notes to financial statements
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Cascade Sciences, LLC
Statements of Cash Flows
Years Ended December 31, 2020 and 2019
(In thousands)

	2020	2019
Cash Flows From Operating Activities
Net income	$1,237	$3,993
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	20	28
Change in allowance for doubtful accounts	10	15
Gain on debt extinguishment	(388)	—
Changes in assets and liabilities:
Accounts receivable	908	(1,138)
Inventory	818	(2,139)
Prepaid expenses and other receivables	(571)	(91)
Accounts payable, trade	75	20
Accounts payable - related parties	(300)	316
Accrued expenses and other current liabilities	(5)	128
Deferred revenue	(222)	334
Lease liability (net)	8	—
Net cash flows from operating activities	1,590	1,466
Cash Flows From Investing Activities
Capital expenditures	(66)	(30)
Cash Flows From Financing Activities
Proceeds from long-term debt	388	—
Distributions to stockholders	(894)	(1,490)
Net cash flows used in financing activities	(506)	(1,490)
Net change in cash and cash equivalents	1,018	(54)
Cash and Cash Equivalents, Beginning	1,441	1,495
Cash and Cash Equivalents, Ending	$2,459	$1,441
See notes to financial statements
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
1.Summary of Significant Accounting Policies
Nature of Operations
Cascade Sciences, LLC (the Company) is a distributor of vacuum ovens, distillation systems, reactor systems, and lab equipment primarily to customers operating in the cannabis oil extraction industry.
Cash and Cash Equivalents
The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company's policy is to limit credit exposure on financial instruments and place its cash with a financial institution deemed as being credit worthy. The Company has not experienced any losses on such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.
Accounts Receivable, Net of Allowance for Doubtful Accounts
Accounts receivable are stated at the net invoice amounts. An allowance for doubtful accounts is established based on management's review of balances. Amounts determined uncollectable are charged against the allowance for doubtful accounts in the period the determination is made. Accounts receivable are shown net of an allowance for doubtful accounts of $25 and $15 as of December 31, 2020 and 2019, respectively.
Inventory
Inventory consists predominately of finished parts and components purchased directly from external vendors, and are valued at the lower of cost or net realizable value with cost being determined on a first-in, first-out basis (FIFO). As of December 31, 2020 and 2019, no reserve for excess or obsolete inventory was deemed necessary by management.
Property and Equipment, Net
Property and equipment are stated at cost. Depreciation is computed using the straight-line method for all assets. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.
Estimated useful lives of the Company's property and equipment are as follows:

Years
Office and computer equipment	5
Vehicles	5
Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.
Deferred Revenue
When a customer enters into a purchase agreement with the Company, the Company generally requires a deposit of 50 percent before the order is shipped. This deposit is recorded as deferred revenue within the Company's balance sheets until earned, which generally occurs upon the order being shipped.
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
Revenue from Contracts with Customers
New Accounting Pronouncement
On January 1, 2019, the Company adopted the Financial Accounting Standards Board's (FASB) Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), and all related amendments using the modified retroactive transition method. Under the modified retroactive transition method, the Company's 2018 financial statements continue to be accounted for under the FASB's Topic 605.
The adoption of Topic 606 did not have a significant impact on the Company's financial position or results of operations. There were no adjustments made to the Company's 2019 financial statements as a result of the adoption of Topic 606.
Revenue Recognition Policies
The Company’s revenues are substantially generated through the sale of vacuum ovens, distillation systems, reactor systems and lab equipment. Revenue is recognized when the Company satisfies its performance obligation(s) under the contract by transferring control of the promised product to its customer with the transfer of control generally determined based on the shipping terms of the contract. A performance obligation is a promise in a contract to transfer a distinct product to a customer. In all cases, this transfer of control occurs at a point in time, upon shipment of the product.
The Company periodically incurs commissions associated with equipment contracts executed with certain customers. Typically contracts do not extend over a year, as such the Company has applied the practical expedient related to these costs.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The nature of the Company's contracts generally do not give rise to any notable amounts of variable consideration.
A contract's transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company's contracts have a single performance obligation.
Sales and other taxes collected from customers and remitted to governmental authorities are accounted for on a net (excluded from revenue) basis. The Company sells its products to customers throughout the United States. The nature, amount, timing or uncertainty of revenue and cash flows associated with those sales are not determined to be impacted by any cyclicality or seasonality factors.
Research and Development
Research and development costs include the costs to acquire raw materials, processing costs, skilled labor salaries, outsourcing costs, and other costs associated with the development and testing of prototype products and are expensed as incurred.
Advertising and Promotion
Advertising costs are charged to operations when incurred. Advertising expense was $153 and $329 for the years ended December 31, 2020 and 2019, respectively.
Shipping and Handling Costs
Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in cost of goods sold.
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements
Effective January 1, 2020, the Company adopted FASB ASU 2016-02, Leases (Topic 842) which requires lessees to recognize most leases on the balance sheet that existed at or commenced after January 1, 2020. Adoption of this standard resulted in recognition of right-of-use (ROU) assets and lease liabilities. The Company elected the option under Topic 842 not to restate comparative periods in the transition and there was no impact to the Company's retained earnings as a result of the adoption. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed it to carry forward the historical lease classification, costs, and components. Lastly, the Company accounts for short-term leases (i.e., lease term of 12 months or less) by making the short-term lease policy election and will not apply the recognition measurement requirements of ASC 842. Additional required disclosures for Topic 842 are contained in Note 6.
2.Property and Equipment
The major categories of property and equipment are summarized as follows at December 31:

	2020	2019
Office and computer equipment	$6	$6
Vehicles	123	57
Total property and equipment	129	63
Less accumulated depreciation	(25)	(12)
Net property and equipment	$104	$51
Depreciation expense was $20 and $28 for the years ended December 31, 2020 and 2019, respectively.
3.Accrued Expenses
Accrued expenses consist of the following at December 31:

	2020	2019
Accrued payroll and payroll taxes	$41	$43
Accrued sales and withholding taxes	54	64
Accrued vacation	29	11
Other accrued expenses	—	10
Total	$124	$128
4.Line of Credit
The Company has a revolving line of credit agreement with a bank, which allows it to borrow up to $750. Borrowings bear interest at a rate defined as the higher of (1) the bank's prime rate plus 0.55 percent or (2) 4.00 percent (as of December 31, 2020 and 2019, the effective interest rate on outstanding borrowings was 4.00 percent). The revolving line of credit agreement expires on demand, and is collateralized by substantially all assets of the Company. As of December 31, 2020 and 2019, the Company had no borrowings outstanding under the line of credit.
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
5.Paycheck Protection Program Loan
On April 23, 2020, the Company received loan proceeds in the amount of $388 under the Paycheck Protection Program (PPP) which was established as part of the Coronavirus Aid, Relief and Economic Security (CARES) Act and is administered through the Small Business Administration (SBA). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25 percent during the covered period. Any unforgiven portion is payable over two years if issued at an interest rate of 1 percent with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.
The Company met the PPP’s loan forgiveness requirements, and therefore, applied for and received notice of forgiveness on December 4, 2020. Accordingly, the Company recognized $388 in 'gain on debt extinguishment' within the Company's statement of income for the year ended December 31, 2020. The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.
6.Operating Leases
The Company has various operating lease agreements for facilities and vehicles through 2024. The leases do not include renewal options. The vehicle leases include a purchase option at the end of the lease with a guaranteed residual value that is likely not to be executed. Some leases include payment for common area maintenance associated with the property. The Company has elected the practical expedient not to separate lease and nonlease components for all four building leases. Total rent expense was $192 and $125 for the years ended December 31, 2020 and 2019, respectively.
The following table summarizes the ROU lease assets and liabilities as of December 31, 2020:

Cash paid for operating expenses	$178
Weighted-average remaining lease term (years)	2.92
Weighted-average discount rate	4.00%
The following is a summary by year of scheduled future minimum payments on noncancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2020:

2021	$255
2022	258
2023	186
2024	58
Total undiscounted lease payments	$757
Less imputed interest	(43)
Less current portion of lease liabilities	(231)
Long-term operating lease liabilities	$483
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
7.Related Party Transactions
During the years ended December 31, 2020 and 2019, the Company had purchases from vendors related through common ownership of approximately $4,490 and $10,500, respectively. At December 31, 2020 and 2019, the Company had payables outstanding with these vendors totaling approximately $202 and $503, respectively.
8.Operating Agreement and Membership Units
The following is a summary of the operating agreement of the Company:
Membership Units
The Company has two classes of membership units: Class A preferred units and Class B common units. As of December 31, 2020, 900 Class A preferred units were authorized, issued, and outstanding and 1,125 Class B common units were authorized, issued, and outstanding. Preferred unit holders maintain voting rights and preference in distributions over common unit holders.
Contributions
No additional capital contributions are required outside of the initial capital contribution made by each member. If additional capital contributions are deemed necessary in connection with the conduct of the Company’s business, then the members will have the opportunity to participate in such additional capital contributions on a pro rata basis in accordance with their respective distributive shares.
Distributions
The Company will distribute to the members the net profit of the Company in accordance with the members distributive shares. No distribution will be declared and paid unless, after the distribution is made, the Company would be able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of the Company’s liabilities and amount would be needed to satisfy the preferential rights of other members. During the years ended December 31, 2020 and 2019, the Company made distributions of $894 and $1,490, respectfully.
Limited Liability
The members have no personal liability for liabilities or obligations of the Company except to the extent of their capital account.
Allocations of Profits and Losses
Profits and losses are allocated in accordance with the operating agreement. Losses are allocated first to members with unrepaid capital contribution until reduced to zero, then in pro rata to the members in proportion to their respective distributive shares.
Redemption
The membership units, both preferred and common, do not contain a mandatory redemption clause.
9.Subsequent Events
Management has evaluated the impact of all subsequent events occurring through December 8, 2021, the date the financial statements were available to be issued for events requiring recording or disclosure in the Company’s financial statements.
On January 25, 2021, the Company was granted a loan in the principal amount of $533 pursuant to the PPP under the CARES Act, which was enacted on March 27, 2020. The loan was evidenced by a promissory note, and bore interest at the rate of 1.00 percent per annum. After a six-month deferral period, the loan would be payable over
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
60 months and was scheduled to mature on July 25, 2026. Loan recipients may apply for and receive loan forgiveness for all or a portion of the loans based on meeting certain requirements related to payroll costs, employee retention, employee wage levels, rent, and utilities, as described in the CARES Act and other implementation guidance and forms issued by the U.S. Small Business Administration. During July 2021, the Company was granted full forgiveness on the loan, at which time, the Company recognized $533 in ‘gain on debt extinguishment’ within the Company’s statement of income.
During June 2021, the Company executed a merger with Mass2Media, LLC (Precision Extraction) which was conducted through a newly created holding company (Sinclair Scientific). Upon the closing of this merger transaction, the members of the Company exchanged their outstanding ownership units in the Company for 20,000,000 common units in Sinclair Scientific, representing 40 percent of the issued and outstanding common units of Sinclair Scientific. Occurring concurrently with this contribution and exchange transaction executed by the members of the Company, the members of Precision Extraction exchanged their outstanding ownership units in Precision Extraction, Precision Extraction Corporation, and Precision International Export, Inc. for 30,000,000 common units in Sinclair Scientific representing 60 percent of the issued and outstanding common units of Sinclair Scientific. As both Precision Extraction and the Company had outstanding PPP loan obligations as of the closing of this merger transaction, only 49 percent of the outstanding units in Precision Extraction and the Company was initially contributed to Sinclair Scientific in exchange for the aforementioned common units in Sinclair Scientific. Upon forgiveness of the outstanding PPP loan obligations being obtained, the remaining 51 percent outstanding ownership of Precision Extraction and the Company was transferred and contributed to Sinclair Scientific.
During August 2021, Sinclair Scientific established an employee equity incentive bonus plan (the Plan) which provides incentive compensation to certain key employees of the Sinclair Scientific. Under the terms of the Plan, Sinclair Scientific may issue up to 2,500,000 rights units which each represent one common unit. As of October 1, 2021, the date of Sinclair Scientific’s subsequent acquisition by Agrify Corporation, as further described below, 1,473,000 rights units were outstanding under the Plan, 462,000 of which were issued to the Company’s employees while the remaining 1,011,000 rights units were issued to Precision Extraction’s employees. The rights units generally vest 25 percent per year over a period of four years. As of October 1, 2021, 1,161,000 rights units were considered fully vested. Vested and unvested rights units become forfeited upon termination of employment. The vested rights units become exercisable and are automatically exercised upon the occurrence of a liquidity event, defined primarily as the sale of all or substantially all of the Company (referred to as the performance condition). Upon the occurrence of a liquidity event, all unvested rights units are forfeited and Sinclair Scientific shall be obligated to exchange the fair market value of the vested rights units for the equivalent fair market value of either cash, stock in the acquiring company, or a combination of cash and stock in the acquiring company. As these rights units had not been granted as of December 31, 2020 and 2019, no compensation expense was recorded in relation to the Plan as of both December 31, 2020 and 2019.
On September 29, 2021, Sinclair Scientific (the Company’s newly formed holding company), together with its wholly-owned subsidiaries of Precision Extraction and the Company, and the equity holders of Sinclair Scientific named therein (collectively, the Sinclair members) entered into a Plan Merger and Equity Purchase Agreement, as amended on October 1, 2021 (the purchase agreement) with Agrify Corporation (Agrify). Subject to the terms and conditions set forth in the purchase agreement, Sinclair Scientific transferred to Agrify, and Agrify purchased (the interest purchase) from Sinclair Scientific 100 percent of the equity interests of Cascade, such that immediately after the consummation of the interest purchase, Cascade became a wholly-owned subsidiary of Cascade, and Precision Extraction merged (the merger) with and into a newly-formed wholly-owned subsidiary of Agrify, Precision Extraction NewCo, LLC.
The aggregate consideration for the interest purchase and the merger consisted of: (a) the sum of $30,000, plus consideration payable to holders of outstanding Sinclair Scientific equity awards issued under the aforementioned plan, subject to certain adjustments for working capital, cash, and indebtedness, payable in connection with the interest purchase; (b) the number of shares of Agrify’s common stock, subject to adjustment, equal to the quotient of (i) $20,000 divided by (ii) the volume-weighted average price per share of the Agrify’s common stock on The Nasdaq Capital Market for the 30 consecutive trading days ending on the Execution Date (the VWAP Price),
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Cascade Sciences, LLC
Notes to Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
issuable in connection with the Merger; and (c) the True-Up Buyer Shares, if any (as defined below), issuable in connection with the merger.
The purchase agreement includes customary post-closing adjustments, representations and warranties and covenants of the parties. The members may become entitled to additional shares of Agrify’s common stock (the True-Up Buyer Shares) and cash (together with the True-Up Buyer Shares, the Aggregate True-Up Payment) based on the eligible net revenues (as defined in the purchase agreement) achieved by the Cascade and Precision businesses during the fiscal year ending December 31, 2021. However, in no event shall the aggregate purchase price paid by the Company pursuant to the terms of the Purchase Agreement, taking into account any Aggregate True-Up Payment in favor of the members, exceed $65 million.
Because the aforementioned transactions occurred subsequent to December 31, 2020, unless otherwise stated within the Notes to the Company’s financial statements, these transactions did not have any impact on the Company’s financial statements as of December 31, 2020. Both Sinclair and Agrify are currently in the process of valuing the fair value of acquired assets and liabilities assumed in relation to these transactions. It is therefore currently impractical to disclose a preliminary purchase price allocation in relation to these transactions.
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Mass2Media, LLC dba PX2 Holdings,
LLC and Affiliate
Consolidated Financial Statements
December 31, 2020 and 2019

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Table of Contents
December 31, 2020 and 2019

Independent Auditors' Report
To the Members and Board of Managers of
Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Opinion
We have audited the consolidated financial statements of Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of net loss, members' equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (GAAP).
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 11 to the consolidated financial statements, on October 1, 2021, in exchange for certain consideration, the Company was merged with a newly-formed entity which was wholly-owned by an acquiring company. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with GAAP, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.
Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities
Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Baker Tilly US, LLP

Southfield, Michigan
December 8, 2021

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Consolidated Balance Sheets
December 31, 2020 and 2019
(In thousands)

	2020	2019
Assets
Current Assets
Cash and cash equivalents	$862	$2,096
Accounts receivable, net of allowance for doubtful accounts	327	398
Inventory	3,570	11,575
Prepaid expenses and other receivables	2,380	1,431
Total current assets	7,139	15,500
Property and Equipment, Net	1,555	1,641
Deferred Income Taxes, Net	—	571
Operating Lease Right-of-Use Assets	316	—
Total assets	$9,010	$17,712
Liabilities and Members' Equity (Deficit)
Current Liabilities
Current maturities of long-term debt	$227	$625
Current portion of lease liabilities	164	—
Accounts payable	3,682	5,894
Accrued expenses and other current liabilities	491	379
Deferred revenue	7,501	9,811
Total current liabilities	12,065	16,709
Long-Term Liabilities
Long-term debt, net of current maturities	957	—
Operating lease liabilities	154	—
Total liabilities	13,176	16,709
Members' Equity (Deficit)	(4,166)	1,003
Total liabilities and members' equity (deficit)	$9,010	$17,712
See notes to consolidated financial statements

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Consolidated Statements of Net Loss
Years Ended December 31, 2020 and 2019
(In thousands)

	2020	2019
Net Sales	$25,986	$39,483
Cost of Goods Sold	20,356	32,270
Gross profit	5,630	7,213
Operating Expenses
General and administrative expenses	5,377	8,079
Research and development	5,065	2,938
Total operating expenses	10,442	11,017
Operating loss	(4,812)	(3,804)
Other Income (Expense), Net
Interest income (expense), net	(19)	(1)
Other income	233	3
Other income, net	214	2
Loss before taxes	(4,598)	(3,802)
Income Tax Benefit (Expense)	(571)	571
Net loss	$(5,169)	$(3,231)
See notes to consolidated financial statements

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Consolidated Statements of Members' Equity (Deficit)
Years Ended December 31, 2020 and 2019
(In thousands)

	Contributed Capital	Members' Deficit	Total Members' Equity (Deficit)
Balances, December 31, 2018	$—	$(766)	$(766)
2019 net loss	—	(3,231)	(3,231)
Contributions	5,000	—	5,000
Balances, December 31, 2019	5,000	(3,997)	1,003
2020 net loss	—	(5,169)	(5,169)
Balances, December 31, 2020	$5,000	$(9,166)	$(4,166)
See notes to consolidated financial statements

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Consolidated Statements of Cash Flows
Years Ended December 31, 2020 and 2019
(In thousands)

	2020	2019
Cash Flows From Operating Activities
Net loss	$(5,169)	$(3,231)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	216	206
Bad debt expense	66	255
Deferred income taxes	571	(571)
Changes in assets and liabilities:
Accounts receivable	6	(580)
Inventories, net	8,005	(7,941)
Prepaid expenses and other receivables	(949)	(850)
Accounts payable	(2,213)	4,802
Accrued expenses and other current liabilities	112	241
Lease liability (net)	1	—
Deferred revenue	(2,310)	4,878
Net cash flows used in operating activities	(1,664)	(2,791)
Cash Flows From Investing Activities
Capital expenditures	(130)	(1,318)
Cash Flows From Financing Activities
Net borrowings on line of credit	(399)	339
Proceeds from long-term debt	959	(92)
Member contributions	—	5,000
Distributions to members	—	(750)
Net cash flows from financing activities	560	4,497
Net change in cash and cash equivalents	(1,234)	388
Cash and Cash Equivalents, Beginning	2,096	1,708
Cash and Cash Equivalents, Ending	$862	$2,096
Supplemental Cash Flow Disclosures
Cash paid for interest	$21	$4
See notes to consolidated financial statements

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
1.Summary of Significant Accounting Policies
Nature of Operations
Mass2Media, LLC dba PX2 Holdings, LLC (PX2 Holdings) operates in the cannabis oil extraction industry. PX2 Holdings specializes in manufacturing oil extraction equipment, assisting clients with lab planning and design, and performing installation and training services.
Precision International Export (PIE), is an Interest Charge Domestic International Sales Corporation (IC-DISC) used to promote the sale of PX2 Holdings' products outside the United States in exchange for a commission. PIE is a variable interest entity under common control with PX2 Holdings being the primary beneficiary as its sole purpose is to service the operations of PX2 Holdings. PX2 Holdings has the power to direct the activities of PIE that most significantly impact its economic performance and, as a result, PIE has been included in the consolidated financial statements as a consolidated variable interest entity.
Principles of Consolidation
The consolidated financial statements include the accounts of PX2 Holdings and PIE (collectively, the Company). All significant intercompany balances and transactions have been eliminated in the consolidation.
Cash and Cash Equivalents
The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company's policy is to limit credit exposure on financial instruments and place its cash with a financial institution deemed as being credit worthy. The Company has not experienced any losses on such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.
Accounts Receivable, Net of Allowance for Doubtful Accounts
Accounts receivable are stated at the net invoice amounts. An allowance for doubtful accounts is established based on management's review of balances. Amounts determined uncollectable are charged against the allowance for doubtful accounts in the period the determination is made. Accounts receivable are shown net of an allowance for doubtful accounts of $70 as of December 31, 2020 and 2019.
Inventory
Inventory consists predominately of finished parts and components purchased directly from external vendors, and are valued at the lower of cost or net realizable value with cost being determined on a first-in, first-out basis (FIFO). As of December 31, 2020 and 2019, no reserve for excess or obsolete inventory was deemed necessary by management. During 2020 however, management identified certain inventory which related to a new program that had been in development however was ultimately terminated and thus the related inventory was no longer believed to be recoverable. Upon this determination being made, this inventory totaling $4,218 was expensed to research and development within the Company's consolidated statements of net loss for the year ended December 31, 2020.
Property and Equipment, Net
Property and equipment are stated at cost. Depreciation is computed using the straight-line method for all assets. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
Estimated useful lives of the Company's property and equipment are as follows:

Years
Leasehold improvements	3-15
Office and computer equipment	3-10
Warehouse equipment	10
Lab equipment	10
Vehicles	10
Leasehold improvements are being depreciated over the shorter of their estimated useful lives or the lease term.
Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.
Deferred Revenue
When a customer enters into a purchase agreement with the Company, the Company generally requires a deposit of 75 percent before it starts to source the component parts required for the production of its product. This deposit is recorded as deferred revenue within the Company's balance sheets until earned, which generally occurs upon the order being shipped.
Settlement Expense
During the year ended December 31, 2020, the Company executed two settlement agreements with opposing parties totaling approximately $908. This expense is included within general and administrative expenses within the Company’s consolidated statement of net loss for the year ended December 31, 2020.  As of December 31, 2020, the Company owed these parties approximately $877, which is included within both 'accrued expenses and other current liabilities' and 'deferred revenue' within the consolidated balance sheet, as the amounts are due in full during 2021.
Revenue from Contracts with Customers
New Accounting Pronouncement
On January 1, 2020, the Company adopted the Financial Accounting Standards Board's (FASB) Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), and all related amendments using the modified retroactive transition method. Under the modified retroactive transition method, the Company's 2019 financial statements continue to be accounted for under the FASB's Topic 605.
The adoption of Topic 606 did not have a significant impact on the Company's financial position or results of operations. There were no adjustments made to the Company's 2019 financial statements as a result of the adoption of Topic 606.
Revenue Recognition Policies - Prior to January 1, 2020
The Company recognizes revenue when it is realized or realizable and has been earned. Product revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered and legal title and all risks of ownership have been transferred, written contract and sales terms are complete, customer acceptance has occurred and payment is reasonably assured. Ownership on product sales is generally considered to have transferred upon shipment of product.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
Revenue Recognition Policies - January 1, 2020 and After
The Company’s revenues are substantially generated through the sale of cannabis oil extraction industry equipment, and the related professional services such as installation of the equipment or training on use of equipment. Revenue is recognized when the Company satisfies its performance obligation(s) under the contract by transferring control of the promised product to its customer with the transfer of control generally determined based on the shipping terms of the contract. A performance obligation is a promise in a contract to transfer a distinct product to a customer. In all cases, this transfer of controls occurs at a point in time, upon shipment of the product.
Additionally, the Company generates revenues from providing services to customers over time, which include installation and training on equipment purchases. Revenue is recognized over time generally using the "as-invoiced" practical expedient.
The Company periodically incurs commissions associated with equipment contracts executed with certain customers. Typically contracts do not extend over a year, as such the the Company has applied the practical expedient related to these costs.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The nature of the Company's contracts generally do not give rise to any notable amounts of variable consideration.
A contract's transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company's contracts have a single performance obligation.
Sales and other taxes collected from customers and remitted to governmental authorities are accounted for on a net (excluded from revenue) basis. The Company sells its products to customers throughout the United States. The nature, amount, timing or uncertainty of revenue and cash flows associated with those sales are not determined to be impacted by any cyclicality or seasonality factors.
Research and Development
Research and development costs include the costs to acquire raw materials, processing costs, skilled labor salaries, outsourcing costs, and other costs associated with the development and testing of prototype products and are expensed as incurred.
Warranty
The Company generally offers warranties for manufacturing related claims. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such estimated costs at the time revenue is recognized. The Company also records a liability for amounts anticipated based on the performance of an analysis of potential warranty incidents reported by customers.
Changes in the Company's warranty liability are as follows during the years ended December 31:

	2020	2019
Balances, beginning of the year	$69	$—
Warranty provision	592	69
Warranty claims paid	(418)	—
Balances, end of the year	$243	$69
Income Taxes
The Company was organized in October 2011 as a limited liability company under the laws of the State of Michigan and initially elected to be treated as an S Corporation under the Internal Revenue Code instead of a partnership in order to maintain the pass through characteristics of a partnership without subjecting the owners to self-employment taxes.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
In February 2019, due to the Company receiving a capital investment from an organization that is owned by a foreign corporation, the Company no longer met the definition of a small business corporation, therefore resulting in the immediate termination of the Company's S corporation status effective on the date of the change in ownership. The Company is now classified as a C corporation, not a partnership, for income tax purposes, and is not eligible to make another S corporation election for a period of five years. As a result, the Company is required to record deferred income taxes effective as of the date of the revocation of its S election.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Tax effects from an uncertain tax position are recognized in the financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority. The company determined that any and all of its uncertain tax positions would be sustained under examination by a relevant taxing authority. Accordingly, no liability has been recorded in the company's balance sheet. The Company's policy is to recognize interest and penalties related to income tax issues as a component of income tax expense.
Advertising
The advertising and promotion costs are charged to operations when incurred. Advertising and promotion expense was $250 and $288 for the years ended December 31, 2020 and 2019, respectively.
Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements
Effective January 1, 2020, the Company adopted FASB ASU 2016-02, Leases (Topic 842) which requires lessees to recognize most leases on the balance sheet that existed at or commenced after January 1, 2020. Adoption of this standard resulted in recognition of right-of-use (ROU) assets and lease liabilities. The Company elected the option under Topic 842 not to restate comparative periods in the transition and there was no impact to the Company's retained earnings as a result of the adoption. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed it to carry forward the historical lease classification, costs, and components. Lastly, the Company accounts for short-term leases (i.e., lease term of 12 months or less) by making the short-term lease policy election and will not apply the recognition measurement requirements of ASC 842. Additional required disclosures for Topic 842 are contained in Note 6.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
2.Property and Equipment, Net
The major categories of property and equipment are summarized as follows at December 31:

	2020	2019
Leasehold improvements	$422	$422
Office and computer equipment	400	363
Warehouse equipment	38	38
Lab equipment	874	809
Vehicles	37	37
Construction in progress	268	240
Total property and equipment	2,039	1,909
Less accumulated depreciation	(484)	(268)
Net property and equipment	$1,555	$1,641
Depreciation expense was $216 and $206 for the years ended December 31, 2020 and 2019, respectively.
3.Accrued Expenses
Accrued expenses consist of the following at December 31:

	2020	2019
Accrued commissions	$85	$253
Accrued interest	4	5
Accrued payroll and payroll taxes	58	46
Accrued rent expense	4	6
Accrued sales and withholding taxes	3	—
Accrued warranty expense	243	69
Other accrued expense	94	—
Total	$491	$379
4.Line of Credit
The Company is the guarantor to a line of credit arrangement made available to the Company through a member of the Company. The line of credit allows for maximum borrowings which are subject to a borrowing base formula and an overall financial review of the Company. Borrowings, which accrue interest at a rate of 2.25 percent, did not exceed $750 during both the years ended December 31, 2020 and 2019. Amounts owed under the line of credit arrangement are due within 90 days of draw. As of December 31, 2020 and 2019, the amount outstanding under the line of credit to which the Company remained liable for as a result of their guaranty was $225 and $625, respectively, and is included within current maturities of long-term debt within the Company's balance sheets.
5.Long-Term Debt
Long-term debt consists of the following for the years ended December 31:

	2020	2019
Paycheck Protection Program (PPP) loan payable	$799	$—
U.S. Small Business Administration (SBA) loan payable	160	—
Total	959	—
Less current portion of long-term debt	2	—
Long-term portion	$961	$—

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
Maturities of long-term debt are as follows for the years ending December 31, 2020:

2021	$2
2022	3
2023	3
2024	3
2025	3
Thereafter	144
158
PPP loan forgiveness (2021)	799
$957
Paycheck Protection Program Loan Payable
On April 17, 2020, the Company received loan proceeds in the amount of $799 under the Paycheck Protection Program (PPP) which was established as part of the Coronavirus Aid, Relief and Economic Security (CARES) Act and is administered through the Small Business Administration (SBA). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25 percent during the covered period. Any unforgiven portion is payable over two years if issued at an interest rate of 1 percent with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.
The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness during January of 2021. When legal release is received, the Company will record the amount forgiven as forgiveness income within the other income section of its statement of operations. If any portion of the Company’s PPP loan is not forgiven, the Company will be required to repay that portion, plus interest, over 2 years in monthly installments with the repayment term beginning at the time that the SBA remits the amount forgiven to the Company’s lender.
The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request. During August 2021, the Company was granted full forgiveness on the loan, at which time, the Company recognized $799 in 'gain on debt extinguishment' within the Company's consolidated statement of net loss.
U.S. Small Business Administration (SBA) Loan Payable
On July 1, 2020, the Company received loan proceeds in the amount of $160 from the SBA for alleviation of economic injury caused by the Coronavirus pandemic. The loan is collateralized by substantially all assets of the Company, and matures on July 1, 2050. Monthly payments of approximately $1, including interest at a rate of 3.75 percent annually, are required commencing on July 1, 2021 through the maturity date.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
6.Operating Leases
The Company conducts its operations from facilities leased under operating lease agreements through 2023. The facilities do not include renewal options. Total rent expense was $194 and $191 for the years ended December 31, 2020 and 2019, respectively.
The following table summarizes the ROU lease assets and liabilities as of December 31, 2020:

Cash paid for operating expenses	$192
Weighted-average remaining lease term (years)	2.03
Weighted-average discount rate	4.00%
The following is a summary by year of scheduled future minimum payments on non-cancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2020:

2024	$173
2025	127
2025	31
Total undiscounted lease payments	331
Less imputed interest	(13)
Less current portion of operating lease liabilities	(164)
Total	$154

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
7.Operating Agreement and Membership Units
The following is a summary of the operating agreement of the Company:
Membership Units
The Company has one class of membership units, with 60,000,000 amount of these units authorized for issuance. As of both December 31, 2020 and 2019, 34,500,000 of these units were issued between the members and another 1,500,000 units were reserved for issuance under an employee equity appreciation rights plan, as further described within Note 8.
During 2019, in conjunction with the issuance of 4,500,000 of units, certain warrants were issued which entitled the holder of these warrants to purchase an additional 3,375,000 units at a purchase price of $5,000. These warrants, which were issued on February 15, 2019, expired unexercised upon their six month anniversary on August 15, 2019. Upon issuance, the equity contribution associated with the issuance of the aforementioned units and warrants was allocated between these equity instruments based on their respective fair values and was collectively presented as contributed capital within the Company's consolidated statement of members' equity (deficit) for the year ended December 31, 2019.
Contributions
No additional capital contributions are required outside of the initial capital contribution made by each member. If additional capital contributions are deemed necessary in connection with the conduct of the Company’s business, then the members will have the opportunity to participate in such additional capital contributions on a pro rata basis in accordance with their respective distributive shares.
Distributions
The Company will distribute to the members the net profit of the Company in accordance with the members distributive shares. No distribution will be declared and paid unless, after the distribution is made, the Company would be able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of the Company’s liabilities and amount would be needed to satisfy the preferential rights of other members. During both the years ended December 31, 2020 and 2019, no distributions were made..
Limited Liability
The members have no personal liability for liabilities or obligations of the Company except to the extent of their capital account.
Allocations of Profits and Losses
Profits and losses are allocated in accordance with the operating agreement. Losses are allocated first to members with unrepaid capital contribution until reduced to zero, then in pro rata to the members in proportion to their respective distributive shares.
Redemption
The 4,500,000 units issued during 2019 contain a mandatory redemption clause which, upon occurrence of an event of default, provides the holder of these units the option to require the Company to redeem all of the units held by that holder at their redemption price upon date of exercise of this redemption clause. The redemption price, as defined within the related agreement, effectively represents the fair value of the Company divided by the total number of units issued and outstanding.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
8.Equity Appreciation Rights Plan
The Company has an Equity Appreciation Rights Plan (the Plan) which provides incentive compensation to certain key employees of the Company. Under the terms of the Plan, the Company may issue up to 15,000,000 equity appreciation rights which each represent 1/10th of a membership unit. As of December 31, 2020 and 2019, 1,000,000 and 2,455,000 membership units, respectively, were outstanding under the Plan. The equity appreciation rights generally vest 25 percent per year over a period of four years. As of December 31, 2020 and 2019, approximately 623,000 and 498,000 membership units, respectively, were vested under the Plan. Vested and unvested equity appreciation rights become forfeited upon termination of employment. The equity appreciation rights become exercisable and are automatically exercised upon the occurrence of a liquidity event, defined primarily as the sale of all or substantially all of the Company, or upon a public offering (collectively referred to as the performance conditions). Upon the occurrence of a liquidity event, all unvested equity appreciation rights are forfeited and the Company will be obligated to pay participants of the Plan, in cash, an amount equal to the appreciation of the issued rights for all vested rights. Upon the occurrence of a public offering, the Company shall be obligated to issue to participants of the Plan a number of newly issued ownership interests in the publicly traded entity equal to the appreciation of the issued rights for all vested rights. These equity appreciation rights are not transferable and may require cash settlement. As of both December 31, 2020 and 2019, neither a liquidity event nor a public offering were deemed probable to occur and thus the equity appreciation rights are being treated as an equity instrument. As the performance conditions are not probable however, no compensation expense was recorded in relation to the outstanding vested rights as of both December 31, 2020 and 2019.
9.Income Taxes
The components of the income tax provision included in the consolidated statements of loss are detailed as follows for the year ended December 31:

	2020	2019
Deferred
Federal	$(542)	$542
State	(29)	29
Total deferred income tax benefit (expense)	$(571)	$571
Deferred income taxes result from temporary differences between the reporting of amounts for financial statement purposes and income tax purposes. The components of deferred tax assets and liabilities as reflected on the consolidated balance sheets consist of the following at December 31:

	2020	2019
Deferred Income Tax Assets
Net operating losses, federal	$849	$743
Net operating losses, state	25	101
Allowance for doubtful accounts	16	18
Accrued warranty expense	57	18
Inventory reserve	981	—
Research and development credit	444	80
Interest expense	—	2
Section 481 adjustment	—	3
Total deferred income tax assets	2,372	965
Valuation allowance	(2,073)	—
Deferred Income Tax Liabilities
Depreciation of property and equipment	(299)	(394)
Net deferred income tax assets	$—	$571

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
As of December 31, 2020, the Company had approximately $4,043 of net operating loss carryforwards for federal income tax purposes and approximately $1,123 of net operating loss carryforwards for state income tax purposes, which are available indefinitely. A valuation allowance indicates that it has been estimated to be more likely than not that the Company will not fully realize the benefit of net operating losses and other tax carryforwards. As of December 31, 2019, no valuation allowance was deemed necessary for deferred tax assets. Due to the continued losses experienced by the Company during 2020 however, and as a result of the subsequent acquisition of the Company by Agrify Corporation (refer to Note 11) which limits the Company's ability to realize the benefit of these net operating losses, a valuation allowance of approximately $2,073 was recorded as of December 31, 2020 against deferred income tax assets that are not more likely than not to be realized in future periods.
There were no penalties or interest recognized or accrued at year-end. The Company files a federal and various state income tax returns.
10.Management's Plans
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and contemplate the continuation of the Company as a going concern. The consolidated financial statements do not include any adjustments relating to any of the foregoing uncertainties. The Company sustained net losses of approximately $5,200 and $3,200 for the years ended December 31, 2020 and December 31, 2019, respectively. Additionally, the Company has negative cash flow from operations of approximately $1,700 and $2,800 for the respective years ending.
During 2020, the Company experienced a decline in sales due to conditions stemming from the Coronavirus pandemic. During the first two of months of 2020, the Company experienced positive sales growth, however, once the pandemic was underway, mid-March 2020, extraction labs experienced substantial delays in permit approval due to local and state government shutdowns. These shutdowns resulted in the permit approval process elongating from several weeks to months, causing a direct delay to the Company’s sales cycle. Despite sustained demand for the Company’s products, customers were not able to order at historical cadences due to the regulatory disruptions caused by the pandemic.
Additionally, the industrial hemp and cannabis markets experienced a substantial downward shift in price at the end of 2019 and beginning of 2020, due to domestic oversupply and international products entering the market. The Company’s sales were affected in the short-term until the oversupply of product was corrected. These pricing factors, as well as uncertainties relating to the Company’s ongoing operations in light of the Coronavirus pandemic create uncertainty about the Company’s ability to continue as a going concern. Management of the Company has evaluated these conditions and implemented the following plans.
The Company is in the process of implementing a strategic sales and cost saving plan (the Plan) in order to achieve their 2021 projections for the year ended December 31, 2021. The Plan includes a significant decrease in spending on research and development activities, as well as a formal Company restructuring that lead to a decrease in employee headcount to only the necessary staff to carry out daily operations. By implementing the Plan, the Company is estimating to generate an excess of $6,800 in cash flows, which will be utilized to fund the Company’s short term debt obligations coming due within the next year of approximately $5,300.
Additionally, during January 2021, the Company was able to secure a revenue-based financing loan from a financial institution with maximum borrowings of $3,000, as well as secured a second PPP loan in the amount of $799; refer to note 11. These new debt obligations will provide additional liquidity during 2021 to fund the Company’s short-term obligations.
Finally, Agrify Corporation, the ultimate parent to the Company subsequent to the acquisition further described in Note 11, has pledged support to provide the Company with the ability to meet its financial obligation through December 8, 2022. Without the continued support of Agrify Corporation, the Company may not be able to continue as a going concern.

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
11.Subsequent Events
Management has evaluated the impact of all subsequent events occurring through December 8, 2021, the date the consolidated financial statements were available to be issued for events requiring recording or disclosure in the Company’s consolidated financial statements.
On January 14, 2021, the Company was granted a loan in the principal amount of $1,500 from a financial institution, with maximum borrowings of $3,000. The loan is evidenced by a promissory note, and bears interest at a variable rate specified within the agreement. Monthly payments are required based on the amount advanced and a percentage of monthly revenues. The loan is scheduled to mature on October 14, 2025.
On January 17, 2021, the Company was granted a loan in the principal amount of $799 pursuant to the PPP under the CARES Act. The loan is evidenced by a promissory note, and bears interest at the rate of 1.00 percent per annum. After a ten-month deferral period, the loan is payable over the life of the loan which matures on January 17, 2026. Loan recipients may apply for and receive loan forgiveness for all or a portion of the loans based on meeting certain requirements related to payroll costs, employee retention, employee wage levels, rent, and utilities, as described in the CARES Act and other implementation guidance and forms issued by the U.S. Small Business Administration. During August 2021, the Company was granted full forgiveness on the loan, at which time, the Company recognized $799 in 'gain on debt extinguishment' within the Company's consolidated statement of net loss.
During June 2021, the Company executed a merger with Cascade Sciences, LLC (Cascade) which was conducted through a newly created holding company (Sinclair Scientific). Upon the closing of this merger transaction, the members of Cascade exchanged their outstanding ownership units in Cascade for 20,000,000 common units in Sinclair Scientific, representing 40 percent of the issued and outstanding common units of Sinclair Scientific. Occurring concurrently with this contribution and exchange transaction executed by the members of Cascade, the members of the Company exchanged their outstanding ownership units in the Company for 30,000,000 common units in Sinclair Scientific representing 60 percent of the issued and outstanding common units of Sinclair Scientific. As both the Company and Cascade had outstanding PPP loan obligations as of the closing of this merger transaction, only 49 percent of the outstanding units in the Company and Cascade was initially contributed to Sinclair Scientific in exchange for the aforementioned common units in Sinclair Scientific. Upon forgiveness of the outstanding PPP loan obligations being obtained, the remaining 51 percent outstanding ownership of the Company and Cascade was transferred and contributed to Sinclair Scientific.
During August 2021, Sinclair Scientific established an employee equity incentive bonus plan (the incentive plan) which provides incentive compensation to certain key employees of Sinclair Scientific and replaced the previously existing equity appreciation rights plan further described within Note 8. Under the terms of the incentive plan, Sinclair Scientific may issue up to 2,500,000 rights units which each represent one common unit. As of October 1, 2021, the date of Sinclair Scientific’s subsequent acquisition by Agrify Corporation, as further described below, 1,473,000 rights units were outstanding under the Plan, 1,011,000 of which were issued to the Company’s employees while the remaining 462,000 rights units were issued to Cascade’s employees. The rights units generally vest 25 percent per year over a period of four years. As of October 1, 2021, 1,161,000 rights units were considered fully vested. Vested and unvested rights units become forfeited upon termination of employment. The vested rights units become exercisable and are automatically exercised upon the occurrence of a liquidity event, defined primarily as the sale of all or substantially all of the Company (referred to as the performance condition). Upon the occurrence of a liquidity event, all unvested rights units are forfeited and Sinclair Scientific shall be obligated to exchange the fair market value of the vested rights units for the equivalent fair market value of either cash, stock in the acquiring company, or a combination of cash and stock in the acquiring company. As these rights units had not been granted as of December 31, 2020 and 2019, no compensation expense was recorded in relation to the Plan as of both December 31, 2020 and 2019.
On September 29, 2021, Sinclair Scientific (the Company's newly formed holding company), together with its wholly-owned subsidiaries of the Company and Cascade, and the equity holders of Sinclair Scientific named therein (collectively, the Sinclair Members) entered into a Plan Merger and Equity Purchase Agreement, as amended on October 1, 2021 (the purchase agreement) with Agrify Corporation (Agrify). Subject to the terms and conditions set forth in the purchase agreement, Sinclair transferred to Agrify, and Agrify purchased (the interest purchase) from

Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(In thousands, except unit amounts)
Sinclair 100 percent of the equity interests of Cascade, such that immediately after the consummation of the interest purchase, Cascade became a wholly-owned subsidiary of Agrify, and the Company merged (the merger) with and into a newly-formed wholly-owned subsidiary of Agrify, Precision Extraction NewCo, LLC.
The aggregate consideration for the interest purchase and the merger consisted of: (a) the sum of $30,000, plus consideration payable to holders of outstanding Sinclair Scientific equity awards issued under the aforementioned incentive plan, subject to certain adjustments for working capital, cash, and indebtedness, payable in connection with the interest purchase; (b) the number of shares of Agrify’s common stock, subject to adjustment, equal to the quotient of (i) $20,000 divided by (ii) the volume-weighted average price per share of the Agrify’s common stock on The Nasdaq Capital Market for the 30 consecutive trading days ending on the Execution Date (the VWAP Price), issuable in connection with the Merger; and (c) the True-Up Buyer Shares, if any (as defined below), issuable in connection with the merger.
The purchase agreement includes customary post-closing adjustments, representations and warranties and covenants of the parties. The Sinclair members may become entitled to additional shares of Agrify’s common stock (the True-Up Buyer Shares) and cash (together with the True-Up Buyer Shares, the Aggregate True-Up Payment) based on the eligible net revenues (as defined in the purchase agreement) achieved by the Cascade and Precision businesses during the fiscal year ending December 31, 2021. However, in no event shall the aggregate purchase price paid by the Company pursuant to the terms of the Purchase Agreement, taking into account any Aggregate True-Up Payment in favor of the members, exceed $65,000.
Because the aforementioned transactions occurred subsequent to December 31, 2020, unless otherwise stated within the Notes to the Company’s consolidated financial statements, these transactions did not have any impact on the Company’s consolidated financial statements as of December 31, 2020. Both Sinclair Scientific and Agrify are currently in the process of valuing the fair value of acquired assets and liabilities assumed in relation to these transactions. It is therefore currently impractical to disclose a preliminary purchase price allocation in relation to these transactions.
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